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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Transcrypt International, Inc. of our report dated May 2, 1997 relating to the consolidated financial statements of E.F. Johnson Company, which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota
October 13, 1997